UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 10, 2013

CSP Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	000-10843	04-2441294
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

43 Manning Road Billerica, Massachusetts		01821-3901
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (978) 663-7598

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        On September 10, 2013, CSP Inc. entered into a Death Benefit and Retirement Benefit Agreement (the “Plan”) with Victor Dellovo, President and CEO, which is similar in design to the agreement with the former President and CEO Alexander Lupinetti.  The death benefit under the Plan is $1,500,000, an amount that vests over time.  The Plan is 58% vested based on Mr. Dellovo’s 10 years of service and will be fully vested in 8 more years.  At retirement age of 62, Mr. Dellovo may elect to receive an annual payment of $300,000, which he may take over five years.  Each payment reduces the amount of the death benefit that his beneficiary or beneficiaries would otherwise receive upon his death.

The Company has purchased a life insurance policy on Mr. Dellovo that may be used to fund the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP, INC.

Date: September 12, 2013	By:	/s/ Gary W. Levine
	Name:	Gary W. Levine
	Title:	Chief Financial Officer